                                                                     EXHIBIT 4.6


                           NEW VASCO OPTION AGREEMENT

                  This Agreement is by and among VASCO Data Security International, Inc., a Delaware corporation ("New VASCO"), VASCO CORP., a Delaware corporation ("Current VASCO") and the undersigned individual (the "Optionholder"), who is the holder of options to acquire shares of common stock of Current VASCO as set forth on Schedule I attached hereto (the "Current VASCO Options").

                  Pursuant to the Prospectus of New VASCO dated _____________, 1997, as supplemented and amended prior to the Expiration Date as defined therein (the "Prospectus"), New VASCO has offered to the Optionholder the right to acquire the same number of shares of common stock of New VASCO, at the same exercise price and until the same expiration date as the Current VASCO Options, in exchange for (i) the cancellation of the Current VASCO Options and (ii) the release set forth in Section 3 below in favor of Current VASCO or any of its predecessor entities (the "VASCO Predecessors") consisting of VASCO Corp., a corporation incorporated in Delaware on May 22, 1984 ("Old VASCO"), and Ridge Point Enterprises, Inc., incorporated in Utah on January 7, 1985 and subsequently renamed VASCO Corp. ("VASCO Utah"), and the respective successors and assigns of each of the foregoing, including New VASCO (Current VASCO, New VASCO, the VASCO Predecessors and all such successors and assigns being collectively referred to hereinafter as "VASCO").

                  NOW, THEREFORE, for good and valuable consideration, the receipt of which hereby is acknowledged, the parties hereto agree as follows:

                  1. NEW VASCO OPTIONS. Subject to the provisions set forth herein and the terms and conditions of the 1997 VASCO Data Security International, Inc. Stock Option Plan, as amended, the terms of which are hereby incorporated by reference, New VASCO hereby grants to the Optionholder options to purchase shares of common stock of New VASCO (the "New VASCO Options") in accordance with the provisions set forth below in Sections 1.1 through 1.6, inclusive. The Optionholder acknowledges that the New VASCO Options are not "Incentive Stock Options," or otherwise qualified options for federal tax purposes, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("ISOs").

                  1.1 GRANT OF OPTION. New VASCO hereby grants to the Optionholder the right, privilege, and option to purchase the number of shares of its common stock at the respective purchase price per share as set forth on Schedule I hereto and in the manner and subject to the conditions hereinafter provided. This award is made to the Optionholder subject to termination as hereinafter specified.

                  1.2 TIME OF EXERCISE OF OPTION. The New VASCO Options may not be exercised prior to the expiration of the respective vesting period ("Vesting Period") as set forth on Schedule I. After the expiration of the respective Vesting Period, the applicable New VASCO Option may be exercised at any time, and from time to time, in whole or in part, until the termination thereof as provided in Section 1.4 below.

                  1.3 METHOD OF EXERCISE. The New VASCO Options shall be executed by written notice directed to the Committee of New VASCO established under the 1997 VASCO Data Security International, Inc. Stock Option Plan, as amended, at New VASCO's principal place of business, for the number of shares specified. New VASCO shall make immediate delivery of such shares, provided that if any law or regulation requires New VASCO to take any action with respect to the shares specified in such notice before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.

                  1.4 TERMINATION OF OPTION. Except as herein otherwise stated, the New VASCO Options to the extent vested and exercisable, and further, to the extent not heretofore exercised, shall terminate upon the first to occur of the following:

                           (a) The expiration of that number of months
                  specified in Schedule I as the Termination Period after the date on which the Optionholder's employment or other affiliation with New VASCO, Current VASCO or any subsidiary of either entity (collectively, the "VASCO Companies"), including a directorship, is terminated;

                           (b) In the event of the Optionholder's death while
                  employed or affiliated with the VASCO Companies, his executors or administrators may exercise, within 60 days following the date of his death, the New VASCO Options as to any of the exercisable and vested shares not theretofore exercised during his lifetime; or

                           (c) With respect to a specific New VASCO Option, the
                  respective option expiration date set forth on Schedule I.

                  1.5 RIGHTS PRIOR TO EXERCISE OF OPTION. The New VASCO Options are nontransferable by the Optionholder, except in the event of his death as provided in Section 1.4(b) above, and during his lifetime are exercisable only by the Optionholder. The Optionholder shall have no rights as a stockholder with respect to the option shares until proper exercise of a New VASCO Option and delivery to the Optionholder of certificates for such shares as herein provided.

                  1.6 RESTRICTIONS ON DISPOSITION. All shares acquired by the Optionholder pursuant to this Agreement shall be subject to any restrictions on sale, encumbrance and other disposition under applicable securities laws.

                  2. CANCELLATION OF CURRENT VASCO OPTIONS. The Current VASCO Options hereby are canceled and shall be of no further force and effect. The Optionholder hereby agrees to the cancellation of the Current VASCO Options and recognizes that the New VASCO Options granted under this Agreement are not, although the Current VASCO Options may have been, ISOs.

                  3. RELEASE. The Optionholder hereby forever releases and fully discharges VASCO, and each of them, from and against all direct or indirect demands, claims, payments, obligations, actions or causes of action, assessments, losses, liabilities, damages (including without limitation special, consequential, exemplary, punitive and similar damages), reasonable costs and expenses paid or incurred, or diminutions in value of any kind or character (whether or not known or asserted prior to the date hereof, fixed or unfixed, conditional or unconditional, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise), that the Optionholder now has or ever had against VASCO or the assets of Current VASCO or any of the VASCO Predecessors as a result of acts or omissions occurring on or before the date of the Prospectus which arise from or are in connection with


                  (i) any prior authorization, designation or issuance of stock, any stock split, reclassification, redesignation, dividend or distribution of or upon stock, any amendment to the certificate or articles of incorporation or bylaws including those affecting the amount, rights, powers or preferences of stock, and any failure to properly authorize, approve or effect any of the foregoing actions, including (a) the failure by Old VASCO to document whether an amendment to its Certificate of Incorporation was duly authorized or to file a Certificate of Amendment with the Delaware Secretary of State to amend its Certificate of Incorporation in December 1984 to effect a three-for-one stock split to increase the 50,000 authorized shares of its common stock to 150,000 authorized common shares and to provide for 600,000 shares of non-voting common stock prior to purportedly effecting the stock split and issuing a number of such non-voting common shares which cannot be determined due to the unavailability of documentation concerning any purported issuance of such non-voting common shares, (b) the failure by Old VASCO to document whether director and stockholder approval was obtained for an amendment to its Certificate of Incorporation increasing the number of authorized shares of common stock to 6,900,000 shares in September 1986, (c) the purported issuance of 317,181 shares of preferred stock in November 1989 by VASCO Utah at a time when the issuance of preferred shares was not authorized by VASCO Utah's charter, and (d) the purported issuance of 317,181 shares of preferred stock by Current VASCO in connection with the 1990 merger when, although Current VASCO's Certificate of Incorporation authorized 500,000 shares of preferred stock, the rights, powers and preferences of such stock were not specified in Current VASCO's Certificate of Incorporation and its Certificate of Incorporation did not provide its Board of Directors the power to designate such rights, powers and preferences;


                  (ii) any failure to properly design, approve, adopt, administer, or authorize the number of shares subject to, any stock option plan or program, including actions required to allow for options awarded thereunder to be treated as incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code"), including, beginning in 1985, the failure by Old VASCO, VASCO Utah and/or Current VASCO to (a) document approval by the Board of Directors and stockholders of stock option plans, (b) specify and authorize the number of shares of stock to be subject to such plans, (c) reserve the number of shares subject to such plans, (d) document the authorization for the grant of options pursuant to such plans and the issuance of shares upon exercise of such options, and (e) design such plans in a manner that would ensure options granted thereunder would be treated as incentive stock options;

                  (iii) any organization or any merger, consolidation, share exchange, reorganization, recapitalization, sale of assets or like event, or any failure properly to authorize, approve, effect or consummate same, including (a) the failure to document the approval by Old VASCO's stockholders of the September 1986 reorganization through the share exchange undertaken


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


         by Old VASCO and Ridge Point Enterprises, Inc./VASCO Utah, (b) the failure to document whether all stockholders of Old VASCO voluntarily exchanged their shares for shares of Ridge Point Enterprises, Inc./VASCO Utah, (c) the failure to document the mechanics of the exchange of 6,900,000 common shares of Old VASCO for 12,800,000 common shares of Ridge Point Enterprises, Inc./VASCO Utah, and (d) the following procedural irregularities which call into question the validity of the intended 1990 merger of VASCO Utah and Current VASCO, as well as Current VASCO's title to the assets of VASCO Utah purportedly succeeded to by Current VASCO by virtue of the merger:
         (1) the incorporation of Current VASCO, after the date of the 1990 merger agreement, (2) Current VASCO's approval of the plan of merger, including approval of the plan of merger prior to the incorporation of Current VASCO, the lack of documented stockholder approval as called for by the plan of merger and the effectiveness of the approval by Current VASCO's then Board of Directors, (3) the authorization and issuance of shares of common and preferred stock by Current VASCO pursuant to the merger, (4) the adoption of Current VASCO's initial bylaws, appointment of Current VASCO's initial directors and the election of its initial officers, and (5) the administrative dissolution of VASCO Utah in July 1990 prior to the filing of a Certificate of Merger with the State of Delaware in August 1990, (6) the failure to file Articles of Merger with the State of Utah in connection with the intended merger of VASCO Utah and Current VASCO in August 1990;


                  (iv) the dissolution, liquidation or winding up of any of Current VASCO's predecessors, or any failure properly to approve or effect said dissolution, liquidation or winding up, including (a) the failure to properly document any stockholder approval of the dissolution of Old VASCO and to document actions taken to dissolve, liquidate and wind-up Old VASCO in August 1987, (b) the failure to vest effectively title and ownership in VASCO Utah of Old VASCO's assets and to document the assumption by VASCO Utah of Old VASCO's liabilities, and (c) the administrative dissolution of VASCO Utah in July 1990 prior to the intended merger transaction with Current VASCO and before the filing of a Certificate of Merger with the State of Delaware in August 1990; and

                  (v) any failure to afford security holders any appraisal, preemptive or other rights, whether accorded by statute or by the articles of incorporation, certificate of incorporation or bylaws of Current VASCO or any of its predecessors, in connection with any of the matters described in the foregoing clauses (i), (ii), (iii) or (iv) including (a) the failure of Old VASCO to document whether it afforded its stockholders, in connection with any issuances of Old VASCO capital stock subsequent to the initial issuance of 50,000 common shares in connection with the incorporation of Old VASCO in May 1984, the preemptive rights to purchase, upon the issuance or sale of Old VASCO stock (or securities convertible into Old VASCO stock), shares (or securities) in proportion to the amount of Old VASCO common stock then owned by such holder, subject to conditions and time limitations prescribed (and at a price determined as permitted by law), by Old VASCO's Board of Directors, as provided for in the Old VASCO Certificate of Incorporation and (b) the failure of VASCO Utah to document whether it afforded its stockholders the appraisal rights provided for by Utah law in connection with the intended 1990 merger of VASCO Utah with Current VASCO.

                  (The matters listed in the foregoing clauses (i), (ii), (iii), (iv) and (v) are collectively referred to in this document and the Prospectus as the "Corporate Matters").


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

                  The Optionholder hereby irrevocably waives his rights under any applicable statute, rule, regulation, legal principle, or legal doctrine that provides that a general release does not extend to claims which a releasing party does not know or suspect to exist in its favor at the time of executing such release, which if known by the releasing party would have materially affected its settlement with the released party. Notwithstanding the foregoing, to the extent federal or state securities laws limit the release of a claim under a federal securities law or under a state securities law, as applicable, to mature, ripened claims of which the releasing party had knowledge before signing the release, the release of a federal securities law claim or state securities law claim shall be limited to a release of mature, ripened claims of which the releasing party had knowledge prior to the signing the release.

                  4. CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS OF OPTIONHOLDER. The Optionholder hereby represents, warrants and covenants that
(i) the Optionholder has received and adequately studied the Prospectus, (ii) the Optionholder has had adequate opportunity to consult legal counsel of Optionholder's choice regarding this Agreement, (iii) the Optionholder has executed and delivered this Agreement and the release set forth herein pursuant to the free will of the Optionholder with the intention that the release be a general release to the full extent provided herein, (iv) the Optionholder has not sold, assigned or otherwise transferred any rights or remedies arising from or in connection with the Corporate Matters, and (v) the Current VASCO Options are the only options held by the Optionholder to acquire capital stock of Current VASCO or any of the VASCO Predecessors. Current VASCO and the Optionholder each acknowledges and agrees that this Agreement does not affect any rights or claims the Optionholder may have against VASCO arising out of any matter or transaction arising from and after the date of the Prospectus. Further, it is expressly understood that this Agreement (i) will effect a release of any and all Associated Corporate Matter Claims (as defined in the Prospectus) the Optionholder may have even if less than all of the Optionholder's Current VASCO Securities (as defined in the Prospectus) are exchanged in the Exchange Offer (as defined in the Prospectus), and (ii) does not release and discharge (a) any rights or remedies Current VASCO in its own right, or as successor to the rights of the VASCO Predecessors, may have against any person or entity arising out of the Corporate Matters, or (b) any rights or remedies unrelated to the Corporate Matters the Optionholder has as a current stockholder of Current VASCO.

                  5. EXCHANGE OFFER; EFFECTIVE DATE. This Agreement is subject to the terms and conditions of the Exchange Offer, as defined in the Prospectus, and will become effective and binding on the parties hereto upon acceptance by New VASCO of shares of common stock of Current VASCO tendered pursuant to the Exchange Offer. Without limiting the foregoing, the Optionholder has the right to withdraw this Agreement in accordance with the specific provisions in the Prospectus under the heading "THE EXCHANGE OFFER - Withdrawal Rights."

                  6. GENERAL. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or understandings, oral or written, with respect to the subject matter hereof. This Agreement shall be governed by and construed in accordance with the internal laws and not the conflicts of law rules of the State of Illinois, and the invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of any other term or provision hereof. This Agreement is binding on and inures to the benefit of the parties hereto and their respective successors and assigns and, in addition, the provisions of the release set forth in Section 3 inure to the benefit of each of the entities included within the above definition of VASCO.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement.

New VASCO:                          VASCO DATA SECURITY INTERNATIONAL, INC.

                                    By
                                       ----------------------------------------
                                    Its
                                        ---------------------------------------

Current VASCO:                      VASCO CORP.

                                    By
                                       ----------------------------------------
                                    Its
                                        ---------------------------------------

Optionholder:                       Printed Name
                                                 ------------------------------

                                    Signature
                                             ----------------------------------
                                    Title
                                         --------------------------------------
                                    Address
                                           ------------------------------------
                                    Dated                                , 1997
                                          -------------------------------


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                                   SCHEDULE I

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          NUMBER OF             PER SHARE OPTION EXERCISE                                         OPTION          TERMINATION
           SHARES                         PRICE                   VESTING PERIOD              EXPIRATION DATE        PERIOD
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

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